Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated October 30, 2001, on the consolidated financial statements of Tanisys Technology, Inc. as of September 30, 2001, and for the years ended September 30, 2001 and 2000, included in Tanisys Technology, Inc.’s Form 10-K/A file number 0-29038, into this Form 10-K for New Century Equity Holdings Corp. for the fiscal year ended December 31, 2002 and into New Century’s previously filed Registration Statements (SEC File No. 333-08249, 333-08251, 333-11492, 333-30854, 333-30926, 333-36785, 333-37420, 333-55316, 333-66903, 333-70947 and 333-70951).

/s/ BROWN GRAHAM AND COMPANY P.C.
Austin, Texas March 26, 2003